Exhibit 32.2

      CHIEF FINANCIAL OFFICER CERTIFICATION PURSUANT TO 18 U.S.C.
           SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
                 OF THE SARBANES-OXLEY ACT OF 2002

This certification set forth below is hereby made solely for the purposes of satisfying the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 and may not be relied upon or used for any other purposes.

A signed original of this written statement required by Section 906 has been provided to Access Pharmaceuticals, Inc. and will be retained by Access Pharmaceuticals, Inc. and furnished to the SEC or its staff upon its request.

The undersigned, Stephen B. Thompson, Chief Financial Officer of
Access Pharmaceuticals, Inc. (the "Company"), hereby certifies that to his knowledge the Annual Report on Form 10-K for the period ended
December 31, 2003 of the Company filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at the City of Dallas, in the State of Texas, this 24th day of March, 2004.


/s/ Stephen B. Thompson
-----------------------
Stephen B. Thompson
Chief Financial Officer